LIMITED RECOURSE ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and for the consideration set forth on Exhibit “A” attached hereto and incorporated herein (the “Purchase Price”), YA Global Investments, L.P., f/k/a Cornell Capital Partners, LP (the “Assignor”), a Cayman Island exempt limited partnership with an office located at 101 Hudson Street Suite 3700, Jersey City, New Jersey 07302, hereby sells, assigns, and transfers to Titan-Nexus, Inc. (the “Assignee”), a wholly owned subsidiary of Titan PCB West, Inc. (“Titan Electronics”), a Delaware corporation with its principal place of business located at 1700 Jay E 11 Drive, Suite 200, Richardson, Texas 75081, in accordance with the terms hereof, all right, title, and interest, if any, of the Assignor in and to each of the documents, instruments and agreements described on Exhibit “B”, annexed hereto and incorporated herein by reference (collectively, the “Assigned Documents”) which relate to the loan arrangements between the Assignor and Nexus Custom Electronics Corp., f/k/a NECI Acquisition, Inc. (“NCEC”) and Nexus Nano Electronics, Inc., f/k/a Sagamore Holdings, Inc. (“Nexus Nano”, and collectively with NCEC, the “Borrowers”), and all rights, remedies, powers, and discretions of the Assignor thereunder, as if the Assignor had specifically and separately assigned to the Assignee each of the Assigned Documents. Except as expressly set forth in Section 5, below, this Assignment is made WITHOUT RECOURSE.

1.	Assignor’s Representations and Warranties. The Assignor warrants and represents solely the following, all as determined in accordance with the Assignor’s books and records:

a.	Exhibit “C” attached hereto and incorporated herein sets forth the amounts of principal and interest which were outstanding under the Assigned Documents as of October 31, 2007.

b.
After review of its files, the Assignor believes that the Assigned Documents include all of the debt instruments held by the Assignor with respect to its loan arrangements with the Borrowers, and all material documents granting security for such debt instruments, and that after consummation of the assignment contemplated herein, the Assignor will not hold any material debt of, or security interests or liens upon any material property of, the Borrowers, provided, however, that it is acknowledged and understood that the Assigned Documents specifically do not include certain documents, instruments, and/or agreements relating to the purchase of, or rights with respect to, stock of the Borrowers, including, without limitation, certain securities purchase agreements, registration rights agreements, warrants, investor agreements, and the like. In the event that the Assignor locates additional debt or security documents that should have been included in the Assigned Documents, or if the Assignee notifies the Assignor in writing of such additional documents that should have been included in the Assigned Documents, then the Assignor execute such assignments of such documents as the Assignee may reasonably request, and, to the extent that the originals of such documents are in the Assignor’s possession, deliver the originals of the same to the Assignee without further consideration.

c.
The Assignor (i) has not previously assigned, sold, or otherwise transferred the Assigned Documents, (ii) has the right and authority to transfer the Assigned Documents to the Assignee, and (iii) is transferring the Assigned Documents to the Assignee free and clear of any liens or encumbrances.

d.
The execution by the Assignor of this Assignment and the performance by the Assignor of the Assignor’s obligations hereunder respectively have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which the Assignor is bound.

e.
The Assignor has no actual knowledge of the filing of any action against the Borrowers or the Assignor seeking to invalidate, void, set aside, subordinate, or otherwise impair all or some portion of the Assigned Documents, or the debts, claims, liens, or security interests evidenced by the Assigned Documents, nor has the Assignor received any written correspondence threatening such an action. For the purpose of this provision, the “actual knowledge” of the Assignor shall mean the actual knowledge of the officers of the Assignor with responsibility for the management of the Assignor’s loan arrangements with the Borrowers.

2.
Exclusion of Assignor’s Warranties and Representations. Except as specifically provided in Section 1, above, this Assignment is made by the Assignor without any representations or warranties whatsoever, whether expressed, implied, or imposed by law. Without limiting the generality of the foregoing exclusion of representations and warranties, this Assignment is made without any representations or warranties with respect to:

a.	the genuineness of any signature other than those made by or on behalf of the Assignor.

b.	the collectability of any amount owed to the Assignor under any of the Assigned Documents by the Borrowers or any guarantor of the Borrowers’ obligations to the Assignor.

c.	the financial condition of the Borrowers or of any guarantor of the obligations of the Borrowers to the Assignor.

d.	the legality, validity, sufficiency, or enforceability of any of the Assigned Documents.

e.
the validity, enforceability, attachment, priority, or perfection of any security interest, attachment, relief, encumbrance or mortgage included in the Assigned Documents, or the compliance with applicable law of any proceedings commenced or followed by the Assignor with respect to the Assignor’s loan arrangements with the Borrowers.

f.
the existence, or applicability, of any claims or causes of action under any state and Federal fraudulent transfer and conveyance laws, insolvency laws, and judicially developed doctrines relevant, or similar, to any of the foregoing laws, such as preference actions, equitable subordination and the like, whether under bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors, or other applicable law, that may result in the avoidance, subordination, setting aside, or invalidation of the Assigned Documents, or otherwise modify or affect the validity, enforceability, or priority, of the Assigned Documents or any of the claims evidenced thereby or the liens, pledges, and/or security interests granted thereunder or in connection therewith.

g.
the existence, value, access to, or condition of any collateral granted (or purported to be granted) to the Assignor under the Assigned Documents, including, without limitation, as to any environmental matters (including, without limitation as to the existence of lead paint, asbestos, UFFI, radon or any other material, hazardous or otherwise), the existence of health, housing, building or other code violations and/or the existence, identity or number of tenants or other occupants at any real estate collateral or any leased premises.

3.
Assignee’s Acknowledgment. The Assignee acknowledges the foregoing exclusion of representations and warranties and further acknowledges and agrees that (a) except as expressly provided in Section 1, above, the Assignor has not made any representations or warranties whatsoever, and (b) except as expressly provided in Section 5, is purchasing the Assigned Documents “as is” and without any recourse to the Assignor.

4.
Remedies for Breach of Assignor’s Representations and Warranties. The sole remedy of the Assignee for the breach of any of the representations and warranties set forth in Section 1 above shall be a full or partial refund of the Purchase Price, as appropriate, provided that (a) in such case the Assignor shall have the right to repurchase the Assigned Documents in accordance with the provisions of Section 13, below, and (b) with respect to a breach of the representations and warranties set forth in Section 1(b), above, the Assignor shall be granted the opportunity to cure any such breach by executing and delivering to the Assignee within ten (10) business days of written demand by the Assignee such further assignments as the Assignee may reasonably request to ensure that all material debt instruments, and the security documents granted in connection with the same, have been assigned to the Assignee.

5.	Limited Recourse Provision. This Assignment is made WITHOUT RECOURSE, except in the following specific circumstances, and then only to extent expressly set forth in this Section:

a.
In the event that on or before eighteen (18) months from the date of this Assignment, the Assignee, in good faith and in the exercise of its reasonable discretion, deems it necessary to settle or pay any unsecured claims of the Borrowers (but only to the extent that such claims are held by parties unrelated to the Assignee, Titan Electronics, or Titan Global Holdings, Inc. or any of their respective affiliates) in connection with the enforcement of the Assigned Documents, then the Assignee shall have the right to require the Assignor to return shares of Preferred Stock (as defined on Exhibit “A”) to Titan Electronics in a number equal to the lesser of (i) the number of shares with a value equal to the actual cash payments made by the Assignee to such unsecured claimants, plus reasonable out of pocket costs and expenses (including attorneys fees and expenses) incurred by the Assignee in connection with settling such claims, and (ii) the number of shares of Preferred Stock granted to the Assignor pursuant to Section 2 of Exhibit “A”.

b.
In the event that on or before eighteen (18) months from the date of this Assignment, one or more actions are commenced by a party unrelated to the Assignee, Titan Electronics, Titan Global Holdings, Inc. or any of their respective affiliates which seek(s) to invalidate, void, set aside, subordinate, or otherwise impair all or some portion of the debts, claims, liens or security interests securing such claims, evidenced by the Assigned Documents, or a bankruptcy proceeding is commenced by or against either or both of the Borrowers during such eighteen (18) month period and such an action is later commenced in that bankruptcy proceeding, and such debts, claims, liens, or security interests, or some portion thereof, are thereafter actually invalidated, voided, set aside, subordinated, or otherwise impaired, or the Assignee, in good faith and in the exercise of its reasonable discretion, settles such action(s), then the Assignee shall have the right to require the Assignor to return shares of Preferred Stock (as defined on Exhibit “A”) to Titan Electronics in a number equal to the lesser of (i) the number of shares with a value equal to (without duplication) the amount of the debt invalidated or subordinated, or value of the collateral secured by a lien or security interest that was invalidated, subordinated, or set aside, or the actual cash payments made by the Assignee to settle such claims, plus the reasonable out of pocket costs and expenses (including attorneys fees and expenses) incurred by the Assignee in defending or settling such action or actions, and (ii) the number of shares of Preferred Stock granted to the Assignor pursuant to Section 2 of Exhibit “A”. Notwithstanding the foregoing, if the Assignee subsequently receives a distribution on any of the debts, claims, liens or security interests which were invalidated, voided, set aside, subordinated, or otherwise impaired (such as a distribution in a bankruptcy to the Assignee as an unsecured creditor), then the Assignor shall be entitled to the return of Preferred Stock in an amount with a value equal to such distribution, less any reasonable out of pocket costs and expenses incurred by the Assignee in connection with obtaining such distribution.

c.
Notwithstanding the foregoing, the Assignee agrees that to the extent that the Assignee recovers any funds from Jaco Electronics, Inc. or Nexus Custom Electronics, Inc. pursuant to (a) any cause of action arising out of, or related to, that certain Asset Purchase Agreement dated as of September 20, 2004 entered into by and among Jaco Electronics, Inc., Nexus Custom Electronics, Inc., and the Borrowers, or any of the transactions relating thereto, including, without limitation, the current civil action pending in The United States District Court for the Southern District of New York as Case No. 06-CV-6687, or (b) as a result of a claim or claims arising from the sale of counterfeit inventory by Jaco Electronics, Inc. to the Borrowers prior to the date of this Assignment, then the Assignee will first apply such funds, net of the reasonable out of pocket costs and expenses (including attorneys fees and expenses) incurred by the Assignee in obtaining such funds, to any claim the Assignee may have under Sections 5(a) and 5(b), before exercising its right to require the return of the Preferred Stock, and to the extent the Assignee recovers such funds after the Assignor has been required to return all or any portion of the Preferred Stock to the Assignee under Sections 5(a) and/or 5(b), above, then the Assignor shall be entitled to the return of Preferred Stock in an amount with a value equal to such recovery.

d.
For the purposes of this Section and for Section 13, the value of the Preferred Stock shall be calculated as the greater of (x) the liquidation value of the Preferred Stock as of the date of the closing on this Assignment, or (y) the conversion value of the Preferred Stock into common stock of Titan Electronics determined as of the date the Assignee makes demand for the return of the Preferred Stock.

e.
In the event that the Assignor is required to return shares of Preferred Stock to the Assignee under Sections 5(a) or 5(b) above, and the Assignor no longer holds sufficient shares of Preferred Stock to satisfy such requirement, then the Assignor shall return all of the shares of Preferred Stock still in its possession, and then pay to the Assignee a cash amount equal to the lesser of (a) the value of the number of shares of Preferred Stock that would have otherwise been returned pursuant to the formula set forth in Section 5(d) above or (b) the total proceeds actually received for such shares of Preferred Stock (or, to the extent, converted to common stock and then sold by Assignor, the total proceeds actually received for such underlying shares of common stock as a result of such conversion) that would otherwise have been returned pursuant to Section 5(d) above if such shares had not been sold, net of the reasonable costs and expenses (including capital gains taxes, if any) incurred by the Assignor in selling such shares. In the event that the Assignor sold shares for different prices, then the price per share shall be calculated as the average of such prices. The Assignee acknowledges and agrees that the decision to sell such shares, and the price received for such shares, is wholly within the discretion of the Assignor, and that when selling shares, the Assignor shall have no duty to obtain the highest or best price for such shares.

f.
Under no circumstances whatsoever shall the Assignor ever be required to return the TGH Shares (as defined in Exhibit “A”), or to defend the Assignee in any action of the nature described in this Section 5, or otherwise in connection with the Assigned Documents or the transactions related thereto.

6.
No Endorsement. This Assignment is made without any of the representations or warranties described in Article 3 and Article 9 of the Uniform Commercial Code as enacted and in force in the State of New Jersey, and does not constitute an endorsement by the Assignor of any promissory notes or other instruments listed on Exhibit “B”. Any attempt to affix this Assignment to such promissory notes or other instruments shall be without force or effect to alter the nature of this Assignment.

7.	Representations by Assignee. The Assignee represents the following:

a.
The Assignee has determined to purchase this Assignment and the Assigned Documents following the Assignee’s own independent review and inspection of whatever matters the Assignee deemed necessary or appropriate and not in reliance upon any information provided by the Assignor.

b.	The Assignee has made its own independent investigation and evaluation as to the facts and circumstances relating to this Assignment.

c.
The Assignee has entered into this transaction after consultation with independent counsel of the Assignee’s own selection and, with the sole exception of the representations and warranties specifically made in Section 1, above, is not relying upon any representation or warranty of the Assignor in consummating this transaction.

d.
The execution by the Assignee of this Assignment and the performance by the Assignee of the Assignee’s obligations hereunder respectively have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which the Assignee is bound.

e.
The Assignee is aware that (i) as a result of the convertible feature of certain of the Assigned Documents, that such Assigned Documents may be considered securities under applicable Federal and/or state securities laws, (ii) the Assigned Documents, and any securities into which any of the Assigned Documents may be converted, have not been registered with the Securities and Exchange Commission or the securities commission of any state and (iii) if such securities laws are applicable, the Assigned Documents, or any securities into which any of the Assigned Documents may be converted, may not be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction no subject to, the registration requirements of the Securities Act, and in accordance with applicable state securities laws.

f.
The Assignee is an “accredited Investor”, as defined in the Securities Act, and the Assignee has purchased the Assigned Documents for its own account, and not with a view to resale. The Assignee is able to bear the economic risk of the purchase of the Assigned Documents and it is able to hold the Assigned Documents for an indefinite period of time.

g.
The Assignee has done a full, complete, and exhaustive evaluation and investigation into the status of the Borrowers and into the status of any collateral which purportedly secures the Borrowers’ obligations under the Assigned Documents, including, without limitation, the Borrowers’ financial status, the environmental condition of the collateral purportedly granted under any of the Assigned Documents, and the applicability of state and Federal fraudulent transfer and conveyance laws, insolvency laws, and judicially developed doctrines relevant, or similar, to any of the foregoing laws, such as preference actions, equitable subordination and the like.

h.
The Assignee acknowledges and agrees that the Purchase Price is to be paid in full to the Assignor, without adjustment whatsoever for the amount of outstanding taxes (or any other form of taxes or charges or liens whatsoever) affecting the collateral purportedly granted to the Assignor under the Assigned Documents, and the Assignee further acknowledges that the Assignee has investigated and evaluated the status of any and all outstanding taxes and understands that the Assignor is not responsible or liable in any way to the Assignee for the payment or adjustment thereof.

i.
The Assignee has not relied, in entering into this Assignment, upon any oral or written information from the Assignor or any of the Assignor’s employees, attorneys, affiliates, parent, agents or representatives, other than the express representations of the Assignor contained in Section 1 of this Assignment. The Assignee further acknowledges that no employee or representative of the Assignor has been authorized to make, and that the Assignee has not relied upon, any statements or representations other than those specifically contained in Section 1 of this Assignment.

8.
Scope of Assignment. The Assignee hereby expressly acknowledges and agrees that this Assignment is effective only as to the Assigned Documents, and the obligations evidenced thereby, specifically referenced on Exhibit “B”.

9.	Conditions Precedent. The sale of the Assigned Documents contemplated herein shall not be effective unless and until the following conditions precedent are satisfied:

a.	Each of the parties hereto shall have executed this Assignment where indicated below.

b.	The shares representing the Purchase Price shall have been transferred to the Assignor.

c.
The Assignor shall have purchased Two Million Five Hundred Thousand (2,500,000) shares of common stock of Titan Global Holdings, Inc. (the “TGH Purchased Shares”) in exchange for Five Million Dollars ($5,000,000.00).

d.	The Borrowers shall have executed and delivered an Acknowledgement and Consent with respect to the Assignment contemplated herein.

10.	Delivery of Assigned Documents. Upon the satisfaction of each of the conditions precedent set forth in Section 9, the Assignor shall deliver the following to the Assignee:

a.	An original of this Assignment executed by the Assignor;

b.	All of the original Assigned Documents in the Assignor’s possession;

c.	An assignment, in recordable form, of the Mortgage identified on Exhibit “B”;

d.	Authorization to file UCC-3 Assignments for the UCC Financing Statements identified on Exhibit “B” and

e.	An allonge for each promissory note or other instrument listed on Exhibit “B”.

11.
WAIVER OF TRIAL BY JURY. THE ASSIGNEE AND THE ASSIGNOR HEREBY MAKE THE FOLLOWING WAIVER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, AND UNDERSTAND THAT THE OTHER, IN ENTERING INTO THIS ASSIGNMENT, IS RELYING THEREON. THE ASSIGNEE AND THE ASSIGNOR, IF AND TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER PARTY IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ASSIGNOR OR THE ASSIGNEE OR IN WHICH THE ASSIGNOR OR THE ASSIGNEE IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, THIS ASSIGNMENT, THE ASSIGNED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN THE ASSIGNEE, WHETHER ALONE OR WITH OTHERS, AND THE ASSIGNOR RELATIVE TO THE ASSIGNED DOCUMENTS, THIS ASSIGNMENT, OR OTHERWISE.

12.
Indemnification. The Assignee hereby agrees to indemnify, defend, and hold the Assignor and any employee, officer, director, affiliate, parent, attorney, agent or predecessor-in-interest of the Assignor (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by the Borrowers, any guarantor or endorser of the Borrowers’ obligations, or any other person (as well as from attorneys’ fees and expenses in connection therewith) on account, relating to, or arising out of the Assignee’s actions or omissions from and after the transfer of the Assigned Documents to the Assignee, each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Assignor’s selection, but at the sole cost and expense of the Assignee. The Assignee, by executing this Assignment where indicated below, acknowledges and agrees that its liability and obligations under this Section shall continue in full force and effect for a period of eighteen (18) months from the date of this Assignment.

13.	Assignor’s Right to Repurchase Assigned Documents.

a.
The Assignor shall have the absolute and irrevocable right to purchase the Assigned Documents from the Assignee at any time after the date hereof if the Assignee asserts a claim against the Assignor for a breach of the representations and warranties set forth in Section 1.

b.	In the event that the Assignor determines, in its sole and exclusive discretion, to exercise its right of repurchase any of the Assigned Documents under the terms set forth herein, then:

i.
the Assignor shall provide the Assignee with not less than three (3) business day’s written notice of its election, and shall purchase the Assigned Documents from the Assignee for the “Repurchase Price”. As used herein, the term “Repurchase Price” shall mean: (a) the return of the shares delivered to the Assignor as part of the Purchase Price, minus (b) shares of a value equal to any collections received with respect to the Assigned Documents after the execution and delivery of this Assignment and of the Assigned Documents, regardless of how received and applied to the obligations under the Assigned Documents, minus (c) shares of a value equal to the amount of any debt forgiveness or compromise granted by the Assignee to the Borrowers or any guarantor, plus (d) shares of a value equal to any reasonable out of pocket costs and expenses (including attorneys fees and expenses) incurred by the Assignee in connection with the Assigned Documents or the enforcement thereof; and

ii.
the Assignee shall deliver to the Assignor concurrently with the Assignor’s payment of the Repurchase Price, the following with respect to the Assigned Documents: (a) all original promissory notes and/or other debt instruments, properly re-endorsed to the Assignor, (b) all other original Assigned Documents delivered to the Assignee, and (c) any and all other reassignment instruments reasonably requested by the Assignor.

14.	Miscellaneous.

a.
This Assignment constitutes the entire agreement between the Assignor and the Assignee, shall be construed in accordance with the internal law of the State of New Jersey without regard to any conflicts of laws rules or principles, and is intended to take effect as a sealed instrument.

b.	Each of the parties agrees that any legal action, proceeding, case, or controversy with respect to this Assignment or any Assigned Documents may only be brought in the Superior Court of Hudson County, New Jersey or in the United States District Court, District of New Jersey, sitting in Newark, New Jersey. By execution and delivery of this Assignment, each of the parties, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts and WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under this Assignment or any of the Assigned Documents.

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Executed as an instrument under seal as of the 2nd day of November, 2007.

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Its: Portfolio Manager

Acknowledged, agreed, and accepted on
the terms and conditions set forth herein:

TITAN NEXUS, INC.

By: /s/ BRYAN M. CHANCE
Name: Bryan M. Chance
Its: President

Acknowledged, agreed, and accepted solely for the
purposes of its obligations set forth on Exhibit A hereto:

TITAN GLOBAL HOLDINGS, INC.

By: /s/ BRYAN M. CHANCE
Name: Bryan M. Chance
Its: President & CEO

EXHIBIT “A”
TO A CERTAIN ASSIGNMENT
DATED AS OF NOVEMBER 1, 2007 BY AND BETWEEN
YA GLOBAL INVESTMENTS, L.P. AND TITAN-NEXUS, INC.

The Purchase Price for the Assigned Documents shall be as follows:

1. Two Million (2,000,000) shares of common stock, par value $0.001 per share, of Titan Global Holdings, Inc. (“TGH”) valued at $2.00 per share (the “TGH Shares”).

2. Convertible Preferred Stock (the “Preferred Stock”) of Titan PCB West, Inc. (“Titan Electronics”) with a liquidation value on the date of the closing of not less than Seven Million Two Hundred and Forty-Five Thousand One Hundred and Seventy Eight Dollars ($7,245,178) and a conversion rate into common stock of Titan Electronics as agreed by the parties and set forth in the Certificate of Amendment of Titan Electronics of even date herewith designating the rights of such Preferred Stock. The Preferred Stock shall include customary preferred stock terms, including, without limitation, piggyback and demand registration rights, voting rights (including rights to vote as a separate class with respect to certain major decisions of Titan Electronics), redemption rights, and anti-dilution protections. In addition, the Preferred Stock terms shall include a covenant by Titan Electronics providing that, within eighteen (18) months of the closing hereunder, it shall: (a) consolidate the assets of Nexus Nano Electronics, Inc. and the business operations of Titan PCB East, Inc. into Titan Electronics, and (b) consummate a public distribution of the shares of common stock of Titan Electronics (which may be limited to a distribution of Titan Electronics stock to the shareholders of TGH); provided, however, in the event that if either (a) or (b) shall not occur within such time period, YA Global Investments, L.P. shall have a put right to sell the Preferred Stock back to the Assignee, Titan Electronics, or TGH for no less than the liquidation value of $7,245,178. In addition, Titan Electronics shall have the right to re-purchase the shares of Preferred Stock at the price of $70.00 per share upon at least thirty (30) days prior written notice to the Assignor.

EXHIBIT “B”
TO A CERTAIN ASSIGNMENT
DATED AS OF NOVEMBER 1, 2007 BY AND BETWEEN
YA GLOBAL INVESTMENTS, L.P. AND TITAN-NEXUS, INC.

1.
Term Note dated September 20, 2004 made by NCEC payable to Comerica Bank in the original principal amount of $1,200,000.00, and assigned by Comerica Bank to the Assignor pursuant to a certain Term Note Allonge dated August 8, 2007.

2.
Revolving Credit Note dated September 20, 2004 made by NCEC payable to Comerica Bank in the original principal amount of $5,000,000.00, and assigned by Comerica Bank to the Assignor pursuant to a certain Revolving Credit Note Allonge dated August 8, 2007.

3.
Credit Agreement dated as of September 20, 2004 by and between NCEC and Comerica Bank, and assigned by Comerica Bank to the Assignor pursuant to a certain Assignment of Credit Agreement dated August 8, 2007.

4.
Security Agreement dated as of September 20, 2004, granted by NCEC in favor of Comerica Bank, and assigned by Comerica Bank to the Assignor pursuant to a certain Assignment of Security Agreement dated August 8, 2007, and amended and restated by a certain Amended and Restated Security Agreement dated August 8, 2007.

5.
Continuing Collateral Mortgage dated as of September 20, 2004, granted by NCEC in favor of Comerica Bank upon a certain property located in Brandon, Vermont, and assigned by Comerica Bank to the Assignor pursuant to a certain Assignment of Mortgage dated August 8, 2007, and amended and restated by a certain Amended and Restated Continuing Collateral Mortgage dated August 8, 2007.

6.	Guaranty dated as of July 30, 2007 made by NCEC in favor of the Assignor.

7.	Amended and Restated Secured Convertible Debenture (No. CCP-1) dated March 10, 2006 in the original face amount of $743,284.72, issued by Nexus Nano to the Assignor.

8.	Secured Convertible Debenture (No. CCP-2) dated June 1, 2006 in the original face amount of $850,000.00 issued by Nexus Nano to the Assignor.

9.	Secured Convertible Note (No. NXNO 4-1) dated July 30, 2007 in the original principal amount of $660,000.00, made by Nexus Nano payable to the Assignor.

10.	Secured Convertible Note (No. NXNO 4-2) dated July 30, 2007 in the original principal amount of $6,723,087.00, made by Nexus Nano payable to the Assignor.

11.
Security Agreement dated as of November 10, 2005, granted by Nexus Nano to CSI Business Finance, Inc., and assigned to the Assignor by Assignment dated March 10, 2006, as amended by that certain Amended Security Agreement dated as of June 1, 2006 entered into by and between Nexus Nano and the Assignor.

12.	Parent Security Agreement dated as of July 30, 2007, granted by Nexus Nano to the Assignor.

13.
The following UCC Financing Statements: (i) UCC Financing Statement naming NECE as debtor, in favor of Comerica Bank as secured party, and filed with the Secretary of State of Florida on September 22, 2004 as document number 200407923665, and assigned to the Assignor; (ii) UCC Financing Statement naming Nexus Nano as debtor, in favor of the Assignor as secured party, and filed with the Secretary of State of Nevada on March 21, 2007 as document number 2007008715-9; and (iii) UCC Financing Statement naming Nexus Nano as debtor, in favor of the Assignor as secured party, and filed with the Secretary of State of Nevada on August 1, 2007 as document number 2007024948-2.

EXHIBIT “C”
TO A CERTAIN ASSIGNMENT
DATED AS OF NOVEMBER 1, 2007 BY AND BETWEEN
YA GLOBAL INVESTMENTS, L.P. AND TITAN-NEXUS, INC.

Principal and interest outstanding under the Assigned Documents as of October 31, 2007:

Total Debentures (principal):	$8,907,620.02
Total Debentures (interest):	$556,515.49
Term note (principal):	$520,000.00
Term note (interest):	$16,369.89
Revolving note (principal)	$1,207,342.00
Revolving note (interest)	$37,330.98

Total	$11,245,178.38